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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 11, 2005

                         FEDFIRST FINANCIAL CORPORATION
                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         United States                  0-51153                25-1828028
         -------------                  -------                ----------
(State or other jurisdiction of        (Commission            (IRS Employer
incorporation or organization)         File Number)         Identification No.)

              Donner at Sixth Street, Monessen, Pennsylvania 15062
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (724) 684-6800
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
              ------------------------------------------

         On October 11, 2005, FedFirst Financial Corporation (the "Company") and First Federal Savings Bank (the "Bank") entered into an employment agreement with John G. Robinson, the President and Chief Executive Officer and a Director of the Company and the Bank. The agreement, effective as of September 19, 2005, provides for a two-year term, subject to annual renewal by the Board of Directors. The material terms of the agreement also include that:

        o Mr. Robinson will receive a base salary of $160,000 per year, subject to annual review by the Board of Directors;
        o Mr. Robinson will be eligible to receive bonuses or other incentive compensation at the discretion of the Board of Directors;
        o Mr. Robinson will receive $650 per month for health care and $948.18 per month as an automobile allowance;
        o Mr. Robinson will be able to participate in stock benefit plans and life, dental, short- and long-term disability and other benefit plans of the Bank available to other employees;
        o Mr. Robinson will be considered for participation in any equity plan the Company establishes;
        o If Mr. Robinson is terminated following a change in control of the Bank or the Company, he will be entitled to receive three times his base salary in effect at the time of the change of control plus the continuation of dental benefits and his monthly payment for health care (subject to such reduction as may be required to prevent such payments and benefits from being deemed an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986); and
        o The Board of Directors may, by majority vote, terminate Mr. Robinson's employment for cause.

         A copy of Mr. Robinson's employment agreement will be filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ending September 30, 2005.

         On October 11, 2005, the Company and the Bank entered into an employment agreement with Patrick G. O'Brien, Executive Vice President and Chief Operating Officer of the Company and the Bank. The agreement, effective September 19, 2005, provides for a two-year term, subject to annual renewal by the Board of Directors. The material terms of the agreement also include that:

        o Mr. O'Brien will receive a base salary of $150,000 per year, subject to annual review by the Board of Directors;
        o    Mr. O'Brien will receive a $12,500 signing bonus;
        o Mr. O'Brien will be eligible to receive bonuses or other incentive compensation at the discretion of the Board of Directors;
        o Mr. O'Brien will receive $948.18 per month as an automobile allowance;
        o Mr. O'Brien will be able to participate in stock benefit plans and life, health, dental, short- and long-term group disability and other benefit plans of the Bank available to other employees;


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        o    Mr. O'Brien will be reimbursed for the cost of COBRA coverage during the period he is not eligible to participate in the Bank's health and welfare benefit programs;
        o Mr. O'Brien would be eligible to receive discretionary awards under an equity plan the Company intends to establish. If the Company does not seek shareholder approval for an equity plan at its 2006 annual shareholders meeting, the Company will pay Mr. O'Brien the difference between $75,000 and the total cash bonuses he receives prior to the first anniversary date of the employment agreement;
        o If Mr. O'Brien is terminated following a change in control of the Bank or the Company, he will be entitled to receive three times his base salary in effect at the time of the change of control plus the continuation of health and dental benefits (subject to such reduction as may be required to prevent such payments and benefits from being deemed an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986); and
        o The Board of Directors may, by majority vote, terminate Mr. O'Brien's employment for cause.

         A copy of Mr. O'Brien's employment agreement will be filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ending September 30, 2005.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        FEDFIRST FINANCIAL CORPORATION




Date:  October 14, 2005                 By: /s/ John G. Robinson
                                            -----------------------------------
                                            John G. Robinson
                                            President, Chief Executive Officer
                                            and Director